UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 21, 2013 (June 18, 2013)

Travelport Limited

(Exact name of Registrant as specified in its charter)

Bermuda	333-141714	98-0505100
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

300 Galleria Parkway

Atlanta, GA 30339

(Address of principal executive office)

Registrant’s telephone number, including area code (770) 563-7400

N/A

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 18, 2013, the Board of Directors of Travelport Worldwide Limited (“Travelport Worldwide”), our indirect parent company, approved a grant of options to purchase 4,000,000 shares of Travelport Worldwide at an exercise price of $0.75 per share for Douglas M. Steenland, our Non-Executive Chairman. These stock options are subject to three-year cliff vesting, unless earlier accelerated, with half of the stock options subject to time-based vesting and half of the stock options subject to performance-based vesting. All of the stock options have a five year exercise period. The form of director stock option agreement will be filed as an exhibit to our Quarterly Report on Form 10-Q for the quarter ending June 30, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRAVELPORT LIMITED

By:	/s/ Rochelle J. Boas
Rochelle J. Boas Senior Vice President and Assistant Secretary

Date: June 21, 2013